Exhibit 99.1


For:     Immediate Release                                Contact: Larry Lentych
         July 28, 2005                                    574 235 2000

                                                          Andrea Short
                                                          574 235 2000

             1ST SOURCE CORPORATION ANNOUNCES 2ND QUARTER EARNINGS,
                               DIVIDEND ANNOUNCED

         South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $8.23 million for the second quarter of 2005, compared to the $8.72 million reported in the second quarter of 2004, a decrease of 5.63 percent. During the first six months of 2005, net income for 1st Source Corporation was $15.17 million, a 9.96 percent increase over the $13.80 million reported for the same period in 2004.

         Diluted net income per common share for the second quarter of 2005 amounted to $0.39, down 7.14 percent compared with $0.42 reported in the second quarter of 2004. The predominant factor behind the decrease in the second quarter of 2005 was a decline in mortgage banking income, primarily due to mortgage servicing rights impairment of $0.48 million in the second quarter of 2005, compared to mortgage servicing rights impairment recovery of $3.78 million for the same period in 2004. This decrease was partially offset by 1st Source's recovery of provision for loan and lease losses of $3.41 million in the second quarter of 2005 compared to a charge of $0.48 million to the provision for loan and lease losses for the second quarter of 2004. Diluted net income per share for the first two quarters of 2005 was $0.72, an increase of 9.09 percent over the $0.66 reported in the same period a year ago.

         Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at the July meeting, the Board of Directors approved a cash dividend for the second quarter of $0.12 per share compared to $0.11 per share in the second quarter last year, an increase of 9.09 percent. The cash dividend will be payable on August 15, 2005, to shareholders of record August 8, 2005.
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1st Source Corporation
July 28, 2005

         Mr. Murphy commented, "We are pleased that the asset quality at 1st Source continues to strengthen. We reduced the loan and lease loss reserve from $62.65 million at the end of the first quarter 2005 to $59.55 million at the end of the second quarter due to continuing improvement in loan and lease collections and net recoveries. Having said this, the net interest margin continues to be pressured in this challenging interest rate environment."

         Mr. Murphy continued, "The loan market seems to be improving and loans and leases have grown close to seven percent since the same time a year ago. We've also experienced growth in deposits of close to fifteen percent in the same period. Overall, this was an improving quarter for the Corporation."

         1st Source's reserve for loan and lease losses as of June 30, 2005, was
2.50 percent of total loans and leases compared to 3.14 percent at June 30, 2004. 1st Source's recovery of provision for loan and lease losses was $3.41 million this quarter compared to a charge of $0.48 million to the provision for loan and lease losses for the second quarter of 2004. Net recoveries were $0.31 million for the second quarter 2005 compared to net charge-offs of $0.48 million for the second quarter of 2004. The ratio of nonperforming assets to net loans and leases was 0.91 percent on June 30, 2005, compared to 1.22 percent on June 30, 2004.

         The continued rise in short term interest rates has flattened the yield curve, resulting in compression of the net interest margin. The net interest margin was 3.18 percent for the second quarter of 2005 versus 3.45 percent for the same period in 2004. Tax-equivalent net interest income was $24.88 million for the second quarter of 2005, down 4.36 percent from 2004's second quarter. For the first six months of 2005, tax-equivalent interest income was $49.14 million compared to $52.49 million for the first six months of 2004, a decrease of 6.39 percent. The net interest margin was 3.16 percent for the six months ending June 30, 2005, versus 3.49 percent for the same period in 2004.

         Noninterest income for the second quarter 2005 was $15.40 million, down
23.85 percent from the second quarter of 2004. The predominant factor behind the decrease in the second quarter of 2005 was a decrease in mortgage banking income, primarily due to mortgage servicing rights impairment of $0.48 million in the second quarter of 2005, compared to mortgage

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1st Source Corporation
July 28, 2005

servicing rights impairment recovery of $3.78 million for the same period in 2004. Other factors affecting noninterest income include decreased equipment rental income and decreased losses on trading securities.

         For the first six months of 2005, noninterest income was $33.09 million down 3.35 percent from 2004. Significant items affecting comparability between the six month periods included decreased income from mortgage banking, equipment rental, and securities trading.

         Noninterest expense was $30.63 million for the second quarter of 2005, compared with $31.95 million for the second quarter of 2004. For the first six months, noninterest expense was $62.30 million, compared with $64.29 million for the same period in 2004. In general, noninterest expense improvements in 2005 reflect decreases in loan and lease collection and repossession expense, depreciation on leased equipment, and professional fees, which were partially offset by increased salaries and employee benefits.

         As of June 30, 2005, the 1st Source common equity-to-assets ratio was
9.67 percent compared to 9.50 percent a year ago. Common shareholders' equity was $333.61 million, up 5.93 percent from the $314.94 million a year ago. Total assets at the end of the second quarter of 2005 were $3.45 billion, up 4.10 percent from the same time last year. Total deposits were up 14.78 percent and total loans and leases were up 6.73 percent over the comparable figures at the end of the second quarter of 2004.

         1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction, and environmental equipment.

         The Corporation includes 63 banking centers in 15 counties, 5 Trustcorp Mortgage offices in Indiana and Ohio, and 23 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

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1st Source Corporation
July 28, 2005

        1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Crowell, Weedon & Company; FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Inc.; NatCity Investments, Inc.; Morgan Stanley & Company, Inc.; Prudential Equity Group, Inc.; Sandler O'Neill & Partners; Stifel, Nicolaus & Company; Susquehanna Capital Group; and William Blair & Company.

         1st Source's floating rate cumulative trust preferred securities is traded on the Nasdaq stock market under the symbol "SRCEO." The rate for the third quarter 2005 on the floating rate securities is 5.39 percent. Marketmakers in those securities are Stifel, Nicolaus & Company, and UBS Securities LLC.

         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
                                       # #


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
1st SOURCE CORPORATION                                                                                                    Page 5
2nd QUARTER 2005 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)

                                                             Three Months Ended                       Six Months Ended
                                                                 June 30                                 June 30

                                                                  2005          2004                  2005           2004
                                                             -------------  -------------        ------------   -------------
END OF PERIOD BALANCES
   Assets                                                                                        $  3,451,131    $  3,315,249
   Loans and leases                                                                                 2,380,614       2,230,429
   Deposits                                                                                         2,737,329       2,384,863
   Reserve for loan and lease losses                                                                   59,547          70,045
   Intangible assets                                                                                   22,755          24,904
   Common shareholders' equity                                                                        333,613         314,936

AVERAGE BALANCES
   Assets                                                    $  3,359,880   $  3,257,795         $  3,349,332    $  3,254,177
   Earning assets                                               3,142,248      3,030,244            3,133,547       3,023,187
   Investments                                                    723,162        737,900              750,202         739,352
   Loans and leases                                             2,325,183      2,191,348            2,301,846       2,195,194
   Deposits                                                     2,603,590      2,432,125            2,596,381       2,422,959
   Interest bearing liabilities                                 2,581,021      2,489,900            2,580,970       2,501,970
   Common shareholders' equity                                    328,347        317,805              327,943         317,688

INCOME STATEMENT DATA
   Net interest income                                       $     24,202   $     25,334         $     47,806    $     51,096
   Net interest income - FTE                                       24,882         26,015               49,135          52,490
   (Recovery of)/provision for loan and lease losses               (3,411)           482               (3,832)            583
   Noninterest income                                              15,398         20,221               33,093          34,240
   Noninterest expense                                             30,626         31,945               62,300          64,287
   Net income                                                       8,227          8,718               15,171          13,797

PER SHARE DATA
   Basic net income per common share                         $       0.39   $       0.42         $       0.73    $       0.67
   Diluted net income per common share                               0.39           0.42                 0.72            0.66
   Cash dividends per common share                                  0.120          0.100                0.240           0.200
   Book value per common share                                      16.14          15.26                16.14           15.26
   Market value - High                                             23.800         25.500               25.840          25.500
   Market value - Low                                              19.410         20.350               19.410          20.350
   Basic weighted average common shares outstanding            20,685,755     20,700,516           20,702,274      20,713,775
   Diluted weighted average common shares outstanding          20,952,085     20,969,669           20,974,398      20,993,471

KEY RATIOS
   Return on average assets                                          0.98%          1.08%                0.91%           0.85
   Return on average common shareholders' equity                    10.05          11.03                 9.33            8.73
   Average common shareholders' equity to average assets             9.77           9.76                 9.79            9.76
   End of period tangible common equity to tangible assets           9.07           8.81                 9.07            8.81
   Net interest margin                                               3.18           3.45                 3.16            3.49
   Efficiency: expense to revenue                                   73.98          66.20                74.57           71.08
   Net charge-offs to average loans and leases                      (0.05)          0.09                 0.03            0.05
   Loan and lease loss reserve to loans and leases                   2.50           3.14                 2.50            3.14
   Nonperforming assets to loans and leases                          0.91           1.22                 0.91            1.22

ASSET QUALITY
  Loans and leases past due 90 days or more                                                      $         52    $        164
  Nonaccrual and restructured loans and leases                                                         19,447          22,210
  Other real estate                                                                                     1,067           2,184
  Repossessions                                                                                           411           3,222
  Equipment owned under operating leases                                                                1,088             118
  Total nonperforming assets                                                                           22,065          27,898

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

1st SOURCE CORPORATION                                                                        Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited - Dollars in thousands)
                                                                   June 30, 2005        June 30, 2004
                                                                   --------------       -------------
ASSETS
Cash and due from banks                                              $    95,215         $    82,131
Federal funds sold and interest bearing deposits with other banks         19,122               1,169
Investment securities available-for-sale, at fair value                  707,494             782,525
  (amortized cost of $710,632 and $791,019 at
  June 30, 2005 and 2004, respectively)
Trading account securities                                                     -               4,516

Mortgages held for sale                                                  104,537              66,296

Loans and leases, net of unearned discount:
  Commercial and agricultural loans                                      438,880             426,933
  Auto, light truck and environmental equipment                          311,746             269,583
  Medium and heavy duty truck                                            290,597             229,867
  Aircraft financing                                                     447,089             445,340
  Construction equipment financing                                       209,785             213,609
  Loans secured by real estate                                           575,125             551,058
  Consumer loans                                                         107,392              94,039
                                                                   --------------       -------------
Total loans and leases                                                 2,380,614           2,230,429
Reserve for loan and lease losses                                        (59,547)            (70,045)
                                                                   --------------       -------------
Net loans and leases                                                   2,321,067           2,160,384

Equipment owned under operating leases                                    47,232              56,186
    (net of accumulated depreciation)
Premises and equipment                                                    38,214              37,490
Accrued income and other assets                                          118,250             124,552
                                                                   --------------       -------------
Total assets                                                         $ 3,451,131         $ 3,315,249
                                                                   ==============       =============

LIABILITIES
Deposits:
  Noninterest bearing                                                $   409,450         $   384,302
  Interest bearing                                                     2,327,879           2,000,561
                                                                   --------------       -------------
Total deposits                                                         2,737,329           2,384,863

Federal funds purchased and securities sold                              186,837             411,812
   under agreements to purchase
Other short-term borrowings                                               56,602              71,760
Long-term debt and mandatorily redeemable securities                      18,119              22,901
Subordinated notes                                                        59,022              56,444
Accrued expenses and other liabilities                                    59,609              52,533
                                                                   --------------       -------------
Total liabilities                                                      3,117,518           3,000,313

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                                  -                   -
Common stock; no par value                                                 7,578               7,578
Capital surplus                                                          214,001             214,001
Retained earnings                                                        126,183             110,199
Cost of common stock in treasury                                         (12,213)            (11,603)
Accumulated other comprehensive loss                                      (1,936)             (5,239)
                                                                   --------------       -------------
Total shareholders' equity                                               333,613             314,936
                                                                   --------------       -------------
Total liabilities and shareholders' equity                           $ 3,451,131         $ 3,315,249
                                                                   ==============       =============
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

1st SOURCE CORPORATION                                                                                                 Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
                                                                    Three Months Ended               Six Months Ended
                                                                          June 30                        June 30
                                                                  2005              2004           2005              2004
                                                              --------------    -------------- --------------    -------------
Interest income:
  Loans and leases                                                 $ 35,465          $ 31,904       $ 69,102         $ 64,358
  Investment securities, taxable                                      3,915             4,106          7,733            8,395
  Investment securities, tax-exempt                                   1,336             1,258          2,600            2,575
  Other                                                                 127                46            204              111
                                                              --------------    -------------- --------------    -------------
Total interest income                                                40,843            37,314         79,639           75,439

Interest expense:
  Deposits                                                           13,330             9,597         25,646           19,420
  Short-term borrowings                                               2,006             1,283          3,708            2,540
  Subordinated notes                                                  1,000               962          1,964            1,923
  Long-term debt and mandatorily redeemable securities                  305               138            515              460
                                                              --------------    -------------- --------------    -------------
Total interest expense                                               16,641            11,980         31,833           24,343
                                                              --------------    -------------- --------------    -------------
Net interest income                                                  24,202            25,334         47,806           51,096
(Recovery of)/provision for loan and lease losses                    (3,411)              482         (3,832)             583
                                                              --------------    -------------- --------------    -------------
Net interest income after
  (recovery of)/provision for loan and lease losses                  27,613            24,852         51,638           50,513

Noninterest income:
  Trust fees                                                          3,285             3,140          6,531            6,230
  Service charges on deposit accounts                                 4,251             4,115          8,214            7,821
  Mortgage banking income                                             1,551             6,236          4,318            5,345
  Equipment rental income                                             3,927             4,927          7,942           10,751
  Other income                                                        2,379             1,841          5,179            4,383
  Investment securities and other investment gains (losses)               5               (38)           909             (290)
                                                              --------------    -------------- --------------    -------------
Total noninterest income                                             15,398            20,221         33,093           34,240
                                                              --------------    -------------- --------------    -------------
Noninterest expense:
  Salaries and employee benefits                                     17,090            15,866         35,634           31,620
  Net occupancy expense                                               1,732             1,725          3,834            3,558
  Furniture and equipment expense                                     2,844             2,697          5,486            5,281
  Depreciation - leased equipment                                     3,194             3,883          6,517            8,419
  Supplies and communication                                          1,321             1,451          2,664            2,883
  Loan and lease collection and repossession expense                    318               821            184            1,876
  Other expense                                                       4,127             5,502          7,981           10,650
                                                              --------------    -------------- --------------    -------------
Total noninterest expense                                            30,626            31,945         62,300           64,287
                                                              --------------    -------------- --------------    -------------
Income before income taxes                                           12,385            13,128         22,431           20,466
Income tax expense                                                    4,158             4,410          7,260            6,669
                                                              --------------    -------------- --------------    -------------
Net income                                                         $  8,227          $  8,718       $ 15,171         $ 13,797
                                                              ==============    ============== ==============    =============

The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3) Please contact us at shareholder@1stsource.com